UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2024 (April 25, 2024)

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

Hawaii	001-34187	99-0032630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Sand Island Parkway
Honolulu, Hawaii	96819
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (808) 848-1211

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MATX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07            Submission of Matters to a Vote of Security Holders.

On April 25, 2024, Matson, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders, at which: (i) seven directors of the Company’s Board of Directors were elected, (ii) executive compensation was approved in an advisory vote, and (iii) the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2024 was ratified.

Each matter was described in detail in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 11, 2024. The number of votes for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the 2024 Annual Meeting of Shareholders, were as follows:

Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non-Vote
Meredith J. Ching	28,270,518	70,901	2,332,019
Matthew J. Cox	27,977,598	363,821	2,332,019
Mark H. Fukunaga	28,204,538	136,881	2,332,019
Stanley M. Kuriyama	28,163,279	178,140	2,332,019
Constance H. Lau	27,858,314	483,105	2,332,019
Bradley D. Tilden	28,296,917	44,502	2,332,019
Jenai S. Wall	28,288,456	52,963	2,332,019

Proposal 2: Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Vote
27,744,276	515,352	81,791	2,332,019

Proposal 3: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
30,279,875	368,585	24,978	–

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATSON, INC.

/s/ Peter T. Heilmann
Peter T. Heilmann
Executive Vice President, Chief Administrative Officer and General Counsel

Dated: April 29, 2024

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